Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information (“pro forma financial information”) and related explanatory notes present the historical condensed combined financial information of L.B. Foster Company (“the Company”) and IOS Holdings, Inc. (“IOS”) after giving effect to the Company’s acquisition of IOS that was completed on March 13, 2015.

The Unaudited Pro Forma Condensed Combined Statements of Operations (“pro forma statements of operations”) for the nine months ended September 30, 2014 and the year ended December 31, 2013, give effect to the acquisition as if it was consummated on January 1, 2013, the beginning of the Company’s fiscal year. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (“pro forma balance sheet”) as of September 30, 2014, gives effect to the acquisition as if it was consummated on September 30, 2014.

The historical financial statements were prepared in conformity with U.S. GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto.

The historical financial information of the Company has been derived from the historical audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited condensed consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2014.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial information (‘the pro forma adjustments”) are described in the accompanying explanatory notes. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results of the Company following the IOS acquisition.

The pro forma financial information has been prepared using the acquisition method of accounting In accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with L.B. Foster as the acquirer of IOS. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the acquisition date with any excess purchase price allocated to goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the IOS assets acquired and the liabilities assumed and the related allocations of the purchase price. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The valuation will be finalized as soon as practicable within the required measurement period, but in no event later than one year following completion of the acquisition. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statement of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The historical financial statements of IOS have been adjusted to reflect certain reclassifications and other adjustments in order to conform to the Company’s financial statement presentation and accounting policies. Further review may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, we are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the pro forma adjustments.

The pro forma financial information has been presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of the Company would have been had the transaction occurred on the dates noted above, or to project the future results of operations or financial position of the Company for any future periods.

The pro forma financial information, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the IOS acquisition, and accordingly, does not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statement of operations excludes projected operating efficiencies and synergies expected to be achieved as a result of the IOS acquisition. The pro forma financial information also excludes the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the IOS acquisition, as they are not expected or were not incurred as of the closing date of the IOS acquisition. Such costs may be material and no assurance can be given that cost savings or synergies will be realized. However, such costs could affect the combined company following the merger in the period the costs are incurred or recorded.

The pro forma financial information has been developed from and should be in read in conjunction with the accompanying notes to the pro forma financial information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements in the Company’s 2013 Annual Report on Form 10-K, the September 30, 2014 Quarterly Report on Form 10-Q, the audited consolidated financial statements of IOS as of and for the year ended December 31, 2013, included as Exhibit 99.2 to the Form 8-K/A filed herewith, and the unaudited consolidated interim financial statements of IOS as of and for the nine months ended September 30, 2014, included as Exhibit 99.3 to the Form 8-K/A filed herewith.

L.B. FOSTER COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(In thousands)

	Historical Balance Sheet Information		Pro Forma
	L.B. Foster	IOS	Adjustments	Notes	Combined

ASSETS

Current assets:
Cash and cash equivalents	$86,516	$836	$—		$87,352
Accounts receivable - net	91,178	23,718	(499)	(h)	114,397
Inventories - net	90,795	1,224	(116)	(h)	91,903
Current deferred tax assets	461	1,277	263	(i)	2,001
Prepaid income tax	233	34	—		267
Other current assets	3,556	90	55	(h)	3,701
Current assets of discontinued operations	14	—			14

Total current assets	272,753	27,179	(297)		299,635
Property, plant and equipment - net	63,105	49,854	(118)	(c)	112,841
Other assets:
Goodwill	59,603	54,808	14,816	(d)	129,227
Other intangibles - net	49,789	40,436	9,313	(e)	99,538
Investments	5,365	—			5,365
Other assets	1,750	1,973	395	(b,h)	4,118

Total Assets	$452,365	$174,250	$24,109		$650,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,229	$2,957	$987	(f)	$64,173
Deferred revenue	9,810	—	—		9,810
Accrued payroll and employee benefits	9,333	3,509	—		12,842
Accrued warranty	8,610	—	—		8,610
Current maturities of long-term debt	104	8,030	(8,030)	(a)	104
Current deferred tax liabilities	179	—			179
Other accrued liabilities	8,885	3,293	(699)	(a)	11,479

Total current liabilities	97,150	17,789	(7,742)		107,197
Long-term debt	270	92,371	77,738	(a)	170,379
Deferred tax liabilities	11,086	12,099	3,631	(i)	26,816
Other long-term liabilities	9,378	—	3,460	(f)	12,838
Stockholders’ equity:
Class A Common Stock	111	43,470	(43,470)	(g)	111
Paid-in capital	47,649	7,837	(7,837)	(g)	47,649
Retained earnings	317,057	684	(1,671)	(g)	316,070
Treasury Stock	(23,242)	—	—		(23,242)
Accumulated other comprehensive loss	(7,094)	—	—		(7,094)

Total stockholders’ equity	334,481	51,991	(52,978)		333,494

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$452,365	$174,250	$24,109		$650,724

See notes to the unaudited pro forma condensed combined financial information

L.B. FOSTER COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(In thousands, except per share data)

	Historical Statement of Operations Information		Pro Forma
	L.B. Foster	IOS	Adjustments	Notes	Combined

Net sales	$446,043	$89,921	$—		$535,964
Cost of goods sold	356,057	67,058	(637)	(j)	422,478

Gross profit	89,986	22,863	637		113,486
Selling and administrative expenses	58,268	5,914	(254)	(j,m,n)	63,928
Amortization expense	3,504	3,182	201	(k)	6,887
Interest expense	375	8,464	(5,706)	(l)	3,133
Interest income	(431)	—	—		(431)
Equity in income of nonconsolidated investments	(823)	—	—		(823)
Other income	(297)	(47)	—		(344)

	60,596	17,513	(5,759)		72,350

Income from continuing operations before income taxes	29,390	5,350	6,396		41,136
Income tax expense	9,774	2,328	2,463	(o)	14,565

Income from continuing operations	19,616	3,022	3,933		26,571

Discontinued operations:
Income from discontinued operations before income taxes	18		—		18
Income tax expense	7		—		7

Income from discontinued operations	11	—	—		11

Net income	$19,627	$3,022	$3,933		$26,582

Average number of common shares outstanding - Basic	10,220		—		10,220
Average number of common shares outstanding - Diluted	10,325		—		10,325
Basic earnings per common share:
From continuing operations	$1.92				$2.60
From discontinued operations	0.00				$0.00

Basic earnings per common share	$1.92				$2.60

Diluted earnings per common share:
From continuing operations	$1.90				$2.57
From discontinued operations	0.00				$0.00

Diluted earnings per common share	$1.90				$2.57

See notes to the unaudited pro forma condensed combined financial information

L.B. FOSTER COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share data)

	Historical Statement of Operations Information		Pro Forma
	L.B. Foster	IOS	Adjustments	Notes	Combined

Net sales	$597,963	$106,256	$—		$704,219
Cost of goods sold	482,024	78,595	405	(j)	561,024

Gross profit	115,939	27,661	(405)		143,195
Selling and administrative expenses	71,256	10,281	28	(j,m,n)	81,565
Amortization expense	3,112	4,088	422	(k)	7,622
Interest expense	485	10,115	(6,438)	(l)	4,162

Interest income	(659)	—	—		(659)
Equity in income of nonconsolidated investment	(1,316)	—	—		(1,316)
Other (income) / loss	(1,054)	116	—		(938)

	71,824	24,600	(5,988)		90,436

Income from continuing operations before income taxes	44,115	3,061	5,583		52,759
Income tax expense	14,839	1,791	2,150	(o)	18,780

Income from continuing operations	29,276	1,270	3,433		33,979

Discontinued operations:
Income from discontinued operations before income taxes	23	—	—		23
Income tax expense	9	—	—		9

Income from discontinued operations	14	—	—		14

Net income	$29,290	$1,270	$3,433		$33,993

Average number of common shares outstanding - Basic	10,175	—	—		10,175
Average number of common shares outstanding - Diluted	10,260	—	—		10,260
Basic earnings per common share:
From continuing operations	$2.88				$3.34
From discontinued operations	$0.00				$0.00

Basic earnings per common share	$2.88				$3.34

Diluted earnings per common share:
From continuing operations	$2.85				$3.31
From discontinued operations	$0.00				$0.00

Diluted earnings per common share	$2.85				$3.31

See notes to the unaudited pro forma condensed combined financial information

Note 1.

Basis of Presentation

(Dollars in thousands, except per share data unless otherwise noted)

The pro forma balance sheet of L.B. Foster Company (“L.B. Foster” or the “Company”) as of September 30, 2014 and the pro forma statements of operations for the year ended December 31, 2013, and for the nine months ended September 30, 2014 give effect to the acquisition of 100% of the outstanding shares of IOS Holdings, Inc. (“IOS”) on March 13, 2015.

The pro forma financial information have been derived from the historical consolidated financial statements of the Company and IOS. The pro forma financial statements of IOS have been adjusted to reflect certain reclassifications in order to conform to L.B. Foster’s financial statement presentation. Further review may identify additional differences between the accounting policies of the two companies, that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, we are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma financial statements that are not reflected in the pro forma adjustments.

The Company acquired IOS for $167,138, net cash acquired, at closing for IOS, subject to the finalization of the net working capital, indebtedness, cash and transaction expenses adjustments (“transaction adjustments”). Included within the purchase price is a reduction related to the initial transaction adjustments totaling $1,810. The preliminary estimate of additional transaction adjustments is $205 payable to seller for a cumulative $1,605 reduction to purchase price. The acquisition agreement includes an earn-out provision whereby sellers have the ability to earn up to an additional $60,000 dependent upon the acquired business achieving a certain level of EBITDA during the 3-year period beginning on January 1, 2015 and ending on December 31, 2017. The Company has not accrued an estimated earn-out obligation based upon a probability weighted valuation model of the projected EBITDA results, which indicates that the minimum target will not be achieved. The purchase price also included escrowed funds of $7,600 in order to secure potential indemnification obligations from the former IOS owners for a period of 18 months.

The acquisition is recorded within the pro forma financial statements under the acquisition method of accounting, in accordance with business combination accounting guidance under U.S. generally accepted accounting principles. Under these standards, the assets acquired and liabilities assumed are measured at estimated fair value as defined by the applicable guidance. The adjustments included herein are preliminary as the Company has not finalized the detailed valuation studies necessary to arrive at the required estimates of fair value of the IOS assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. The final fair values may differ materially from the information presented. Acquisition transaction costs have not been included as components of consideration, but have been adjusted in the period in which the costs were incurred.

The pro forma financial information were prepared in accordance with U.S. GAAP and pursuant to the U.S. Securities and Exchange Commission Regulation S-X Article 11. The pro forma financial statements of the combined companies are based upon the historical information of the respective companies after giving effect to the acquisition and adjustments as described in the notes to the financial information. The pro forma balance sheet is presented as if the acquisition occurred on September 30, 2014 and the pro forma statements of income for the nine-months ended September 30, 2014 and for the year ended December 31, 2013 give effect to the acquisition as if it had occurred January 1, 2013.

Note 2.

Preliminary purchase consideration and related allocation

The estimated consideration for IOS is as follows:

Agreement purchase price	$170,000
Preliminary net working capital and estimated cash adjustment	(1,605)
Other adjustments related to insurance payments	44
Net cash acquired from IOS	(1,301)

Estimated consideration, net of cash acquired	$167,138

The net working capital adjustment for the purposes of the pro forma condensed consolidated balance sheet is based on the estimated IOS balance sheet as of March 13, 2015. The net working capital adjustment is expected to be settled in the second quarter of 2015, and the preliminary calculation resulted in a reduction in purchase price.

The following table summarizes the preliminary allocation of the fair value of the purchase price for the acquisition assuming the acquisition closed on September 30, 2014:

Current assets, net of cash acquired on the acquisition date	$25,581
Property, plant and equipment	49,736
Goodwill	69,624
Other intangibles	49,749
Other non-current assets	698
Current liabilities	(9,060)
Other non-current liabilities	(19,190)

Total	$167,138

The final estimated consideration paid, net of cash acquired, and amounts allocated to assets acquired and liabilities assumed in the IOS acquisition, could differ materially from the preliminary amounts presented in these Pro Forma Financial Information. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these Pro Forma Financial Information. See Note 3 for the effects of changes in estimated fair value of property and equipment to be acquired in the IOS acquisition on the calculation of pro forma depreciation and amortization expense.

The following table summarizes the preliminary allocation of the fair value of the other intangibles assets assuming the acquisition closed on September 30, 2014:

Trade name	$2,641
Customer relationships	40,528
Technology	4,364
Non-competition agreements	2,216

Total intangible assets	$49,749

As part of these preliminary estimates, trade name was valued using the relief-from-royalty method under the income approach, customer relationships were valued using the multi-period excess earnings approach, technology was valued using the relief from royalty method under the income approach, and non-competition agreements were valued using a differential cash flow approach. Amortization expense was calculated using a straight-line method.

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment to the pro forma combined statement of operations using the straight-line method. Management has determined the estimated remaining useful life of these assets based on its consideration of relevant factors. A 10-year remaining useful life for the trade names has been estimated based on the period in which the Company expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace. A 15-year remaining useful life for customer relationships has been estimated based on the projected economic benefits associated with this asset. The 15-year estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. A 10-year useful life for the technology based upon the length of time that a market participant would be able to leverage the know-how and internal processed developed by IOS. A 2-year remaining useful life for the non-compete agreements has been estimated, based on the contractual term of the agreements with former shareholders of IOS. These assumptions have been developed based on discussions with former members of IOS’ management and IOS’ historical customer data. The amount that will ultimately be allocated to these assets, and the related amount of amortization, may differ materially from this preliminary allocation.

The purchase price allocation for property, plant and equipment was based on a preliminary estimate of the fair value of such assets. Depreciation expense in the pro forma combined statement of operations assumes estimated useful lives of 2-39 years based upon asset classification. Goodwill represents the excess of the total purchase price over the fair value of the underlying net assets. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually absent any indicators of impairment.

The excess of the purchase price over the preliminary estimated fair value to the underlying assess acquired and liabilities assumed has been recorded as goodwill. The goodwill resulting from the preliminary allocation of acquisition consideration is primarily attributable to the nationwide energy platform that IOS provides as well as our ability to control the acquired assets. Goodwill resulting from the acquisition is not expected to be deductible for tax purposes. In accordance with ASC 805, goodwill will be tested for impairment at least annually and more frequently if certain indicators of impairment are present.

Note 3.

Pro Forma Condensed Combined Balance Sheet Adjustments

Pro forma adjustments are necessary to reflect the preliminary allocation of the purchase price, including adjusting assets and liabilities to their estimated fair value and recognizing intangible assets, with related changes in amortization expense, and to reflect the effect of the purchase price paid to acquire said assets and assumed liabilities.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:

a)	Adjustments related to the extinguishment of IOS debt and L.B. Foster proceeds from revolving credit facility used to acquire IOS.

Proceeds from revolving credit facility	$168,439
Proceeds to fund deferred financing costs	1,670
Payment of IOS current debt	(8,030)
Payment of IOS long-term debt	(92,371)
Payment of accrued interest	(699)

b)	Adjustments related to the elimination of IOS deferred financing fees and financing fees attributable to the Company’s revolving credit facility.

L.B. Foster deferred financing costs	$1,670
Eliminate IOS deferred financing costs	(1,892)

Pro forma adjustment to deferred financing costs	(222)

c)	Adjustments to eliminate IOS’ property, plant and equipment and record the estimated fair value of property, plant and equipment based upon the September 30, 2014 assumed transaction close.

Preliminary property, plant and equipment fair value	$49,736
Eliminate historical IOS property, plant and equipment - net	(49,854)

Pro forma adjustment to fair value property, plant and equipment	(118)

d)	Adjustments related to the elimination of IOS’ historical goodwill and record the estimated goodwill balance based upon the September 30, 2014 assumed transaction close.

Preliminary goodwill valuation	69,624
Eliminate historical IOS goodwill	(54,808)

Pro forma adjustment to fair value goodwill	14,816

e)	Adjustments to eliminate IOS’ historical other intangibles and record the estimated fair value of other intangibles based upon the September 30, 2014 assumed transaction close.

Preliminary other intangible valuation	49,749
Eliminate IOS other intangible - net	(40,436)

Pro forma adjustment to fair value other intangibles	9,313

f)	Adjustment to accrue transaction costs and record preliminary estimate of environmental obligations.

Record accrual for transaction costs incurred subsequent to September 30, 2014	987
Environmental obligation	3,460

g)	Adjustment to eliminate and adjust historical IOS equity balances

Eliminate historical IOS common stock	(43,470)
Eliminate historical IOS paid in capital	(7,837)
Eliminate historical IOS retained earnings	(684)
Record transaction related costs incurred subsequent to September 30, 2014	(987)

h)	Adjustments to record the fair value of accounts receivable, inventory, and short and long-term prepaid assets.

Adjust accounts receivable to fair value	(499)
Adjust inventory values to fair value	(116)
Adjust prepaid assets to fair value	(69)
Record current portion of representation and warranty insurance	124
Record long-term portion of representation and warranty insurance	617

i)	Adjustment to record deferred income tax assets and liabilities resulting from pro forma fair value adjustments for the assets and liabilities acquired. The estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed.

Adjustments to current deferred tax asset	263
Adjustments to non-current deferred tax liability	3,631

Note 4.

Pro Forma Condensed Statements of Operations Adjustments

The pro forma condensed combined consolidated statements of operations assume that the acquisition occurred as of January 1, 2013. The pro forma condensed consolidated statements of operations do not included any costs related to the acquisition. In addition, the pro forma condensed consolidated statements of operations do not assume any impacts from revenue, costs, or other operating synergies that are expected as a result of the acquisition. Pro forma adjustments have been made to reflect amortization of the identified intangible assets for the related periods. Identified intangible assets are being amortized on a basis approximating the economic value derived from those assets.

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are as follows:

j)	Adjustments to eliminate IOS’ historical depreciation expense and record the preliminary estimate of depreciation expense. The favorable change in depreciation expense primarily relates to preliminary valuation increases in longer lived assets and reductions in value to shorter lived assets.

	Depreciation expense for the year ended December 31, 2013	Depreciation expense for the nine-months ended September 30, 2014

Preliminary estimate of property, plant and equipment depreciation (cost of sales)	4,815	3,610

Preliminary estimate of property, plant and equipment depreciation (selling and administrative)	476	357
IOS historical depreciation expense (cost of sales)	(4,410)	(4,247)
IOS historical depreciation expense (selling and administrative)	(279)	(422)

Pro forma adjusted depreciation expense	602	(702)

k)	Adjustments to eliminate IOS’ historical amortization expense and record the preliminary estimate of amortization expense.

	Amortization expense for the year ended December 31, 2013	Amortization expense for the nine-months ended September 30, 2014
Preliminary estimate of other intangible amortization expense	4,510	3,383
IOS historical amortization expense	(4,088)	(3,182)

Pro forma adjusted amortization expense	422	201

l)	Adjustment represents the elimination of historical interest and deferred financing costs of IOS and records estimated costs of the Company.

	Assumed interest rate	Debt	Interest expense for the year ended December 31, 2013	Interest expense for the nine-months ended September 30, 2014
Total new variable rate debt and related interest expense	2.00%	$167,138	$3,343	$2,507
Amortization of debt issuance costs			334	251

Total			3,677	2,758

IOS interest expense and amortization of debt issuance costs			(10,115)	(8,464)

Pro forma interest expense adjustment			(6,438)	(5,706)

m)	Adjustment to eliminate transaction related costs and the related tax effects as of December 31, 2013 and September 30, 2014 as these costs are directly related to the acquisition and will not have an ongoing impact. These historical amounts have been eliminated within the statement of operations but are reflected within retained earnings. No transaction costs were incurred by L.B. Foster related to the transaction for the period up to September 30, 2014.

Historical IOS transaction related costs	(293)	(282)

n)	Adjustment to record the amortization of the representations and warranty insurance premium.

Record amortization expense related to representations and warranty insurance premium	124	93

o)	Adjustment to record the tax effect of pro forma adjustments. A combined statutory federal and state tax rate of 38.5% was applied to each pro forma adjustment. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.